UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018

INOVALON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36841 (Commission File Number)	47-1830316 (IRS Employer Identification No.)

4321 Collington Road Bowie, Maryland	20716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 809-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
On March 6, 2018, Inovalon Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Butler Group Holdings, Inc., a Delaware corporation (“Butler”), New Heights Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Shareholder Representative Services LLC, a Colorado limited liability company, providing for the acquisition of Butler and its wholly-owned subsidiaries, including, without limitation, ABILITY Network Inc., a Delaware corporation, by the Company for aggregate consideration of $1.2 billion (the “Purchase Price”). The Purchase Price, which is subject to customary post-closing adjustments, is comprised of $1.1 billion in cash and $100.0 million in restricted shares of the Company’s Class A Common Stock, par value $0.000005 per share (“Company Common Stock”) (translating into 7.6 million shares, based on the 45-day trailing average stock price for the Company Common Stock as of March 5, 2018 of $13.16).
Subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Butler (the “Merger”), with Butler surviving the Merger as a wholly-owned subsidiary of the Company. The Merger is expected to close in April 2018, subject to the closing conditions and regulatory approval noted below. The cash portion of the merger consideration is expected to be financed through a combination of cash on hand available to the Company and borrowings from the Debt Commitment Financing (as defined below). The Company has obtained financing commitments to fund the transaction pursuant to the Debt Commitment Letter (as defined below) and the Merger is not subject to any financing contingency.
At the effective time of the Merger (the “Effective Time”), subject to and in accordance with the terms of the Merger Agreement, (i) each share of common stock of Butler (“Butler Common Stock”) issued and outstanding immediately prior to the Effective Time (excluding any dissenting shares and shares of Butler Common Stock held as treasury stock), shall be converted into the right to receive cash and restricted shares of Company Common Stock; (ii) each stock option of Butler that is in-the-money (an “In-the-Money Option”), and outstanding and unexercised immediately prior to the Effective Time shall be automatically vested, to the extent not already vested, be canceled and extinguished, and be automatically converted into the right to receive cash, and in the case of certain employees who are “accredited investors” under the Securities Act of 1933, as amended (“Securities Act”), restricted shares of Company Common Stock in lieu of receiving a portion of cash otherwise payable to such employees under the Merger Agreement; and (iii) each stock option of Butler that is not an In-the-Money Option as of immediately prior to the Effective Time, shall automatically be canceled and extinguished, no longer be outstanding and cease to represent the right to acquire shares of Butler Common Stock, without any payment of any consideration therefor in accordance with the terms of the Merger Agreement. The $100.0 million of restricted Company Common Stock will be subject to lock-up agreements prohibiting sale or transfer - 100% shall be restricted for the first 12 months following the Effective Time and 50% shall be restricted for 18 months following the Effective Time.
The Merger Agreement contains customary representations and warranties by each of the applicable parties to the Merger Agreement, as well as customary covenants, including covenants providing for Butler and its subsidiaries to conduct their respective businesses in all material respects in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time. Subject to certain limitations and conditions set forth in the Merger Agreement, the Company and Butler have agreed to indemnify each other for, among other things, breaches of representations, warranties and certain covenants contained in the Merger Agreement. To supplement the Company’s ability to recover for indemnification claims, the Company has obtained representation and warranty insurance.
Completion of the Merger is subject to the satisfaction or waiver of certain closing conditions set forth in the Merger Agreement, including, among others, (i) the adoption of the Merger Agreement by Butler stockholders holding at least 92% of Butler Common Stock, (ii) the expiration or termination of all waiting periods applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) subject to certain exceptions, the accuracy of the representations and warranties of the other party subject to a material adverse effect standard (as defined in the Merger Agreement) and (iv) material compliance by the other party with its obligations under the Merger Agreement. The Company has agreed to pay Butler a termination fee of $50.0 million upon termination of the Merger Agreement prior to the Effective Time under specified circumstances including, among others, the Company’s failure to have sufficient funds to close the Merger. The closing of the Merger is not subject to any financing condition or a vote of the Company’s stockholders.
There can be no assurance that the Company will acquire Butler on the terms described or at all. Even if the parties complete the Merger, the Company may not be able to achieve the expected benefits of the Merger. There also can be no assurance that the Merger will be beneficial to the Company, and the Company may not be able to integrate Butler and its subsidiaries without increases in costs, losses in revenues or other difficulties. In addition, the representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Butler, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.
Debt Commitment Letter
In connection with the Merger, the Company entered into a commitment letter, dated March 6, 2018 (the “Debt Commitment Letter”) with Morgan Stanley Senior Funding, Inc. (“MSSF”), pursuant to which MSSF has agreed to provide the financing necessary to fund, in part, the cash consideration to be paid pursuant to the terms of the Merger Agreement to consummate the acquisition (the “Debt Commitment Financing”).
The Debt Commitment Financing is anticipated to be comprised of: (i) a term loan B facility with the Company as borrower in a total principal amount of $980.0 million; and (ii) a revolving credit facility with the Company as borrower in a total principal amount of up to $100.0 million. The amount of the financing to be provided pursuant to the Debt Financing Commitment is subject to adjustment, including in response to then prevailing market conditions, and the funding of the Debt Commitment Financing is contingent on the satisfaction of certain conditions set forth in the Debt Commitment Letter.
The Debt Commitment Financing as outlined in the Debt Commitment Letter, together with the Company’s cash on hand, is expected to be sufficient to finance the cash consideration comprising a portion of the Purchase Price and to repay and replace the Company’s existing indebtedness. The Debt Commitment Letter provides that the Debt Commitment Financing would be funded at the closing of the Merger and secured by a lien on the same collateral that secures the Company’s existing credit facility.
The foregoing description of the Debt Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Debt Commitment Letter, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.
Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 regarding the Debt Commitment Letter is incorporated by reference into this Item 2.03.
Item 3.02.  Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 regarding the Company Common Stock comprising a portion of the Purchase Price is incorporated by reference into this Item 3.02. The Company Common Stock will be sold in reliance on the exemption from registration provided under Section 4(a)(2) of the Securities Act.
Item 7.01. Regulation FD Disclosure.
On March 7, 2018, the Company issued a press release announcing its entry into the Merger Agreement. The Company also posted transaction presentation materials on the investor section of the Company’s website at www.inovalon.com. Copies of the press release and transaction presentation materials are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained herein and in the exhibits that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “believe” and “plan.” The forward-looking statements contained in this Form 8-K include, without limitation, statements related to: the planned acquisition of Butler and the timing and financing thereof and the ability to obtain regulatory approvals and meet other closing conditions for the planned Merger. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by factors such as: risks associated with acquisitions generally, such as the inability to obtain, or delays in obtaining, required approvals under applicable antitrust laws and other regulatory and third party consents and approvals; potential volatility in the capital markets and its impact on the ability to complete the proposed financing necessary to pay the Purchase Price timely, or at all; failure to retain key management and employees of Butler; issues or delays in the successful integration of Butler’s operations with those of the Company, including incurring or experiencing unanticipated costs and/or delays or difficulties; difficulties or delays in the successful transition of the operations, systems and personnel of Butler; future levels of revenues and/or synergies being lower than expected and/or costs being higher than expected; failure or inability to implement growth strategies in a timely manner; unfavorable reaction to the Merger by customers, competitors, suppliers and employees; conditions affecting the industry generally; local and global political and economic conditions; conditions in the securities market that are less favorable than expected; and changes in the level of capital investment, and other risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.
Item 9.01.  Financial Statements and Exhibits.
(d)                                 Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger by and among Inovalon Holdings, Inc., New Heights Merger Corporation, Butler Group Holdings, Inc. and Shareholder Representative Services LLC, dated March 6, 2018 (Exhibits and schedules have been omitted pursuant to Item 6.01(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the U.S. Securities and Exchange Commission.)

10.1	Debt Commitment Letter with Morgan Stanley Senior Funding, Inc., dated March 6, 2018
99.1*	Press Release Dated March 7, 2018
99.2*	Transaction Presentation Dated March 7, 2018

*                 Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVALON HOLDINGS, INC.

Dated: March 7, 2018	By:	/s/ KEITH R. DUNLEAVY, M.D.
Keith R. Dunleavy, M.D.
Chief Executive Officer and Chairman